                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 -------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         CENTAUR PHARMACEUTICALS, INC.
              --------------------------------------------------
            (Exact name of registrant as specified in its charter)

             DELAWARE                                     77-030431
             --------                                   ------------
(State of incorporation or organization)              (I.R.S. Employer
                                                   Identification Number)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-57165 (if applicable).

        484 OAKMEAD PARKWAY
        SUNNYVALE, CALIFORNIA                              94086
---------------------------------------                  ----------
(Address of principal executive offices)                 (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE.

       Securities to be registered pursuant to Section 12(g) of the Act:

                        COMMON STOCK, $0.001 PAR VALUE
                        ------------------------------
                               (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-57165) as originally filed with the Securities and Exchange Commission on June 18, 1998, or as subsequently amended (the "S-1
                                                                       ---
Registration Statement"), and in the Prospectus included in the S-1 Registration
----------------------
Statement, is hereby incorporated by reference in response to this item.

ITEM 2.  EXHIBITS.

         The following exhibits are filed herewith or incorporated herein by reference:

          Exhibit
          Number              Exhibit Title or Description
          ------              ----------------------------

          3.01 Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to the S-1 Registration Statement).

          3.02 Form of Registrant's Amended and Restated Certificate of Incorporation to be filed immediately following the offering made under the S-1 Registration Statement (incorporated by reference to Exhibit 3.02 to the S-1 Registration Statement).

          3.03                Registrant's Bylaws (incorporated by reference to
                              Exhibit 3.03 to the S-1 Registration Statement).

          4.02 Third Amended and Restated Investors' Rights Agreement, dated as of February 14, 1997 (incorporated by reference to Exhibit 4.02 to the S-1 Registration Statement).

          4.03                Amendment to Third Amended and Restated
                              Investors' Rights Agreement and Third Amended and Restated Voting Agreement and Approval of Election of Director, dated as of June 9, 1998 (incorporated by reference to Exhibit 4.03 to the S-1 Registration Statement).

          99.01               The description of Registrant's capital
                              stock set forth under the caption "Description of Capital Stock" in the S-1 Registration Statement.

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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  August 24, 1998      CENTAUR PHARMACEUTICALS, INC.



                        By:  /s/ Joseph L. Turner
                            -----------------------
                            Joseph L. Turner
                            Chief Financial Officer and Treasurer

                               INDEX TO EXHIBITS
                               -----------------

Exhibit
Number        Exhibit Title or Description
-------       ----------------------------

 3.01 Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to the S-1 Registration Statement).

 3.02 Form of Registrant's Amended and Restated Certificate of Incorporation to be filed immediately following the closing of the offering made under the S-1 Registration Statement (incorporated by reference to Exhibit 3.02 to the S-1 Registration Statement).

 3.03 Form of Registrant's Restated Certificate of Incorporation to be effective upon the closing of the offering made under the S-1 Registration Statement (incorporated by reference to Exhibit 3.03 to the S-1 Registration Statement).

 3.03 Registrant's Bylaws (incorporated by reference to Exhibit 3.03 to the S-1 Registration Statement).

 4.02 Third Amended and Restated Investors' Rights Agreement, dated as of February 14, 1997 (incorporated by reference to Exhibit 4.02 to the S-1 Registration Statement).

 4.03 Amendment to Third Amended and Restated Investors' Rights Agreement and Third Amended and Restated Voting Agreement and Approval of Election of Director, dated as of June 9, 1998 (incorporated by reference to Exhibit 4.03 to the S-1 Registration Statement).

99.01 The description of Registrant's capital stock set forth under the caption "Description of Capital Stock" in the S-1 Registration Statement.

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